UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

___________

DUCKWALL-ALCO STORES, INC.

(Exact name of registrant as specified in its charter)

___________

Kansas	48-0201080
(State of Incorporation)	(I.R.S. Employer Identification No.)

401 Cottage Street

Abilene, Kansas 67410

(785) 263-3350

(Address and telephone number of principal executive offices)

____________

DUCKWALL ALCO STORES, INC.

NON-QUALIFIED

STOCK OPTION PLAN

FOR NON-MANAGEMENT DIRECTORS

(Full Title of Plan)

___________

Charles E. Bogan, Esq.

Duckwall-ALCO Stores, Inc.

401 Cottage Street

Abilene, Kansas 67410

(785) 263-3350

(Name, address and telephone number of registrant’s agent for service)

___________

with copies to:

Brett C. Bogan, Esq.

Lathrop & Gage L.C.

10851 Mastin Boulevard, Suite 1000

Overland Park, Kansas 66210

(913) 451-5100

___________

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities To Be Registered(1)	Amount To Be Registered(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock issuable under the Non-Qualified Stock Option Plan	120,000	$36.33(3)	$4,359,600.00(3)	$466.48

(1)	Includes associated rights (the “Rights”) to purchase the registrant’s common stock. Until the occurrence of certain prescribed events, none of which has occurred, the Rights are not exercisable.

(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, (the “Securities Act”) this registration statement also covers any additional shares of the registrant’s common stock that may become issuable under stock options granted by the registrant under the Duckwall Alco Stores, Inc. Non-Qualified Stock Option Plan for Non-Management Directors (the “Plan”) by reason of any stock split, stock dividend, recapitalization or similar transaction effective without the registrant’s receipt of consideration that results in an increase in the number of the registrant’s outstanding shares of common stock.

(3)

Pursuant to Rule 457(c) and (h) under the Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee, and are based upon the average of the high and low prices of the registrant’s common stock as reported on the Nasdaq National Market on December 22, 2006, which average was $36.33 per share.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated by reference in this registration statement: (i) the latest annual report of Duckwall-ALCO Stores, Inc. (the "Registrant") filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in clause (i) above (other than any Current Reports on Form 8-K containing Regulation FD disclosure furnished under Item 7.01 (or its successor) or Results of Operations and Financial Condition disclosure furnished under Item 2.02 (or its successor) and exhibits relating to such disclosures, unless otherwise specifically stated in such Current Reports on Form 8-K); and (iii) the description of the Registrant's common stock set forth in the Registrant's Registration Statement on Form S-1 relating thereto, including any amendment or report filed for the purpose of updating such description. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates all securities offered have been sold or which deregisters all securities then remaining unsold (other than any Current Reports on Form 8-K containing Regulation FD disclosure furnished under Item 7.01 (or its successor) or Results of Operations and Financial Condition disclosure furnished under Item 2.02 (or its successor) and exhibits relating to such disclosures, unless otherwise specifically stated in such Current Reports on Form 8-K), shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 17-6002 (a)(8) of the Kansas General Corporation Code provides that a Kansas corporation may include in its articles of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 17-6424 of the Kansas General Corporation Code (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock); or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's restated and amended certificate of incorporation contains a provision, as permitted by Section 17-6002 of the Kansas General Corporation Code, that eliminates the Registrant's and its stockholders' rights (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of the fiduciary duty of care as a director except in the situations described in clauses (i) through (iv) above. The limitations described above, however, do not affect the ability of the Registrant or its stockholders to seek non-monetary based remedies, such as an injunction or rescission, against a director for breach of his fiduciary duty nor would such limitations limit liability under the federal securities laws.

Under Section 17-6303 of the Kansas General Corporation Code, a Kansas corporation has the power, under specified circumstances to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, because they were or are directors, officers, employees or agents of the Registrant, against expenses, judgments and other amounts incurred in any such action, suit or proceeding. The Registrant's bylaws provide that each person who is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director or officer of another corporation (including the heirs, executors, administrators and estate of such person) will be indemnified by the Registrant to the full extent permitted or authorized by the laws of the State of Kansas, as now in effect and as hereafter amended, against any expenses, judgments, fines and amounts paid in settlement (including attorneys' fees) actually and reasonably incurred by such person in his capacity as or arising out of his status as a director or officer of the Registrant or, if serving at the request of the Registrant, as a director or officer of another corporation. The indemnification provided by the Registrant's bylaws is not exclusive of any other rights to which those indemnified may be entitled under the Registrant’s articles of incorporation, under any other of the Registrant’s bylaws or under any agreement, vote of stockholders or disinterested directors or otherwise, and will not limit in any way any right which the Registrant may have to provide different or further indemnification benefits with the respect to the same or different persons or classes of persons.

The Registrant’s bylaws further provide that no person will be liable to the Registrant for any loss, damage, liability or expense suffered by the Registrant due to any action taken or omitted to be taken by the person as a director or officer of the Registrant or of any other corporation which he serves as a director or officer at the request of the Registrant, if such person (i) exercised the same degree of care and skill as a prudent person would have exercised under the circumstances in the conduct of the person’s own affairs, or (ii) took or omitted to take such action in reliance upon advice of counsel for the Registrant, or for such other corporation, or upon statements made or information furnished by directors, officers, employees or agents of the Registrant, or of such other corporation, which the person had no reasonable grounds to disbelieve.

The Registrant has purchased directors’ and officers’ liability insurance coverage.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

4.1	Amended and Restated Articles of Incorporation (filed as Exhibit 3(a) to Duckwall-ALCO Stores, Inc.’s Registration Statement on Form S-1 and hereby incorporated herein by reference).

4.2

Certificate of Amendment to the Articles of Incorporation (filed as Exhibit 3(b) to Duckwall-ALCO Stores, Inc.’s Annual Report on Form 10-K for the fiscal year ended January 29, 1995, and incorporated herein by reference) (filed as Exhibit 3(b) to Duckwall-ALCO Stores, Inc.’s Annual Report on Form 10-K for the fiscal year ended January 29, 1995, and incorporated herein by reference).

4.3	Bylaws (filed as Exhibit 3(b) to Duckwall-ALCO Stores, Inc.’s Registration Statement on Form S-1 and hereby incorporated herein by reference).

4.4	Specimen Common Stock Certificates (filed as Exhibit 4.1 to Duckwall-ALCO Stores, Inc.’s Registration Statement on Form S-1 and incorporated herein by reference).

*4.5	Duckwall-ALCO Stores, Inc. Non-Qualified Stock Option Plan For Non-Management Directors.

*5.1	Opinion of Lathrop & Gage, L.C.

*23.1	Consent of Independent Registered Public Accounting Firm.

*23.2	Consent of Counsel (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

*24.1	Powers of Attorney executed by officers and directors of Duckwall-ALCO Stores, Inc., who have signed the Registration Statement.

*	Filed Herewith

Item 9. Undertakings.

(a)	The undersigned Registrant undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

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Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Abilene, Kansas, on the 22nd day of December 2006.

DUCKWALL-ALCO STORES, INC.

By: /s/ Bruce C. Dale
Name: Bruce C. Dale
Title: President and Chief Executive

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Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ Michael S. Marcus

Michael S. Marcus

Vice President - Finance and Treasurer

(Principal Financial and Accounting Officer)

/s/ Warren H. Gfeller

Warren H. Gfeller

Director

/s/ Dennis A. Mullin

Dennis A. Mullin

Director

/s/ Lolan C. Mackey

Lolan C. Mackey

Director

/s/ Jeffrey J. Macke

Jeffrey J. Macke

Director

/s/ Robert L. Ring

Robert L. Ring

Director

/s/ Dennis E. Logue

Dennis E. Logue

Director

October 26, 2006 October 30, 2006 October 26, 2002 October 30, 2006 October 31, 2006 October 26, 2006 October 26, 2006

Charles E. Bogan, by signing his name hereto, does hereby sign this Registration Statement on behalf of each of the above referenced directors and officers of Duckwall-ALCO Stores, Inc. pursuant to powers of attorney executed by each of such persons and filed herewith as Exhibit 24.1.

*By /s/ Charles E. Bogan Charles E. Bogan Vice President and Secretary	December 2, 2006

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EXHIBIT INDEX

4.1	Amended and Restated Articles of Incorporation (filed as Exhibit 3(a) to Duckwall-ALCO Stores, Inc.’s Registration Statement on Form S-1 and hereby incorporated herein by reference).

4.2

Certificate of Amendment to the Articles of Incorporation (filed as Exhibit 3(b) to Duckwall-ALCO Stores, Inc.’s Annual Report on Form 10-K for the fiscal year ended January 29, 1995, and incorporated herein by reference) (filed as Exhibit 3(b) to Duckwall-ALCO Stores, Inc.’s Annual Report on Form 10-K for the fiscal year ended January 29, 1995, and incorporated herein by reference).

4.3	Bylaws (filed as Exhibit 3(b) to Duckwall-ALCO Stores, Inc.’s Registration Statement on Form S-1 and hereby incorporated herein by reference).

4.4	Specimen Common Stock Certificates (filed as Exhibit 4.1 to Duckwall-ALCO Stores, Inc.’s Registration Statement on Form S-1 and incorporated herein by reference).

*4.5	Duckwall ALCO Stores, Inc. Non-Qualified Stock Option Plan For Non-Management Directors.

*5.1	Opinion of Lathrop & Gage, L.C.

*23.1	Consent of Independent Registered Public Accounting Firm.

*23.2	Consent of Counsel (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

*24.1	Powers of Attorney executed by officers and directors of Duckwall-ALCO Stores, Inc. who have signed the Registration Statement.

*	Filed Herewith

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